NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2017 Q2 Diluted EPS of $0.35 and Adjusted Diluted EPS of $0.28;
Reaffirms Full Year 2017 Adjusted Diluted EPS and U.S. Comparable Sales; and
Repurchases $233 Million of Common Stock Year-to-Date

TAMPA, Fla., July 26, 2017 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2017 (“Q2 2017”) compared to the second quarter 2016 (“Q2 2016”).

Highlights for Q2 2017 include the following:

•	Comparable restaurant sales were up 0.3% at Outback Steakhouse;

•	Combined U.S. comparable restaurant sales were down 0.3%;

•	Comparable restaurant sales were up 13% for Outback Steakhouse in Brazil; and

•	Opened five new restaurants all of which were in international markets.

Subsequent to the fiscal first quarter earnings call, we repurchased $155 million of common stock, bringing the total year-to-date share repurchases to $233 million through July 25, 2017.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings (loss) per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q2
	2017	2016	CHANGE
Diluted earnings (loss) per share	$0.35	$(0.08)	$0.43
Adjustments	(0.07)	0.37	(0.44)
Adjusted diluted earnings per share	$0.28	$0.29	$(0.01)

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“We were pleased with our second quarter performance, and remain on track to achieve our sales and EPS goals for the year,” said Liz Smith, CEO. “We maintained positive comp sales at Outback with strengthening traffic trends as our investments are gaining traction. In addition, comp sales were up 13% at Outback Brazil as this business continues to perform at a very high level.”

Second Quarter Financial Results

(dollars in millions)	Q2 2017	Q2 2016	% Change
Total revenues	$1,033.0	$1,078.6	(4.2)%

U.S. GAAP restaurant-level operating margin	15.2%	15.5%	(0.3)%
Adjusted restaurant-level operating margin (1)	15.2%	15.5%	(0.3)%

U.S. GAAP operating income margin	4.1%	1.2%	2.9%
Adjusted operating income margin (1)	4.5%	5.1%	(0.6)%
___________________

(1)	See Non-GAAP Measures later in this release.

•
The decrease in Total revenues was primarily due to refranchising internationally and domestically and the net impact of restaurant closings and new restaurant openings, partially offset by the effect of foreign currency translation and increases in franchise revenues.

•
The decrease in U.S. GAAP and adjusted restaurant-level operating margin was primarily due to: (i) higher labor costs, (ii) operating expense inflation, (iii) service and product investments at Outback Steakhouse and (iv) higher net rent expense due to the sale-leaseback of certain properties. These decreases were partially offset by: (i) increases in average check, (ii) the impact of certain cost savings initiatives, (iii) lower advertising expense and (iv) lower insurance costs.

•
The increase in U.S. GAAP operating income margin was primarily due to: (i) lapping $39.6 million of asset impairment charges in connection with the 2016 sale of our South Korean business and (ii) increases in franchise revenues. This increase was partially offset by: (i) a decrease in restaurant-level operating margin and (ii) the timing of our annual partner’s conference which occurred in Q2 of 2017 and Q1 of 2016.

•	Adjusted operating income margin excludes charges associated with the 2016 sale of our South Korean business and certain other adjustments. See table five later in this release for more information.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 25, 2017	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	0.3%
Carrabba’s Italian Grill	0.4%
Bonefish Grill	(2.6)%
Fleming’s Prime Steakhouse & Wine Bar	(1.3)%
Combined U.S.	(0.3)%

International
Outback Steakhouse - Brazil	12.6%

Dividend Declaration and Share Repurchases
In July 2017, our Board of Directors declared a quarterly cash dividend of $0.08 per share to be paid on August 23, 2017 to all stockholders of record as of the close of business on August 9, 2017.

On April 21, 2017, our Board of Directors approved a new $250 million share repurchase program. As of July 25, 2017, we repurchased 7.4 million shares of common stock for a total of $155 million and there is $95 million remaining under this authorization, which expires on October 21, 2018.

Fiscal 2017 Financial Outlook

We are reaffirming all aspects of our full-year financial guidance as previously communicated in our February 17, 2017 earnings release except for the following:

	Outlook on Feb. 17	Current Outlook
U.S. GAAP effective income tax rate (1)	25% - 26%	21% - 22%

Adjusted effective income tax rate (1)	25% - 26%	24% - 25%

Number of new system-wide restaurants (2)	40 - 50	Approximately 30
___________________

(1)	Decrease primarily related to certain favorable discrete tax items recorded in 2017.

(2)	Decrease primarily related to a reduction in International franchise restaurant expectations.

Conference Call
The Company will host a conference call today, July 26th at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available through Wednesday, August 2, 2017. The conference ID for the live call and replay is 13665492. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

As previously announced, based on a review of our non-GAAP presentations, we determined that, commencing with our results for the first fiscal quarter of 2017, when presenting non-GAAP measures, we will no longer adjust for expenses incurred in connection with our remodel program or intangible amortization recorded as a result of the acquisition of our Brazil operations. We recast historical comparable periods to conform to the revised presentation.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 19 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2017 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes;  compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 25, 2017	JUNE 26, 2016	JUNE 25, 2017	JUNE 26, 2016
Revenues
Restaurant sales	$1,019,957	$1,072,519	$2,155,445	$2,230,571
Franchise and other revenues	13,025	6,069	21,360	12,205
Total revenues	1,032,982	1,078,588	2,176,805	2,242,776
Costs and expenses
Cost of sales	323,130	346,811	687,878	722,099
Labor and other related	297,857	309,155	622,255	631,960
Other restaurant operating	244,124	250,443	492,064	504,014
Depreciation and amortization	48,063	49,004	94,653	96,655
General and administrative	77,056	68,566	148,997	143,591
Provision for impaired assets and restaurant closings	598	41,276	19,674	44,440
Total costs and expenses	990,828	1,065,255	2,065,521	2,142,759
Income from operations	42,154	13,333	111,284	100,017
Loss on defeasance, extinguishment and modification of debt	(260)	—	(260)	(26,580)
Other income (expense), net	7,281	(1)	7,230	(20)
Interest expense, net	(9,543)	(10,302)	(18,684)	(23,177)
Income before provision for income taxes	39,632	3,030	99,570	50,240
Provision for income taxes	3,303	11,095	18,318	22,422
Net income (loss)	36,329	(8,065)	81,252	27,818
Less: net income attributable to noncontrolling interests	699	1,112	1,712	2,520
Net income (loss) attributable to Bloomin’ Brands	$35,630	$(9,177)	$79,540	$25,298

Earnings (loss) per share:
Basic	$0.36	$(0.08)	$0.79	$0.22
Diluted	$0.35	$(0.08)	$0.76	$0.21

Basic weighted average common shares outstanding	98,852	113,330	100,963	115,630
Effect of diluted securities:
Stock options	3,128	—	3,030	2,719
Nonvested restricted stock and restricted stock units	433	—	394	208
Nonvested performance-based share units	8	—	30	3
Diluted weighted average common shares outstanding	102,421	113,330	104,417	118,560

Cash dividends declared per common share	$0.08	$0.07	$0.16	$0.14

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 25, 2017	JUNE 26, 2016	JUNE 25, 2017	JUNE 26, 2016
Revenues
Restaurant sales	$907,037	$953,992	$1,934,249	$1,992,741
Franchise and other revenues	10,332	4,989	15,738	10,019
Total revenues	$917,369	$958,981	$1,949,987	$2,002,760
Restaurant-level operating margin	14.1%	15.5%	15.8%	16.5%
Income from operations	$75,068	$89,010	$176,014	$206,849
Operating income margin	8.2%	9.3%	9.0%	10.3%
International Segment
Revenues
Restaurant sales	$112,920	$118,527	$221,196	$237,830
Franchise and other revenues	2,693	1,080	5,622	2,186
Total revenues	$115,613	$119,607	$226,818	$240,016
Restaurant-level operating margin	21.1%	16.2%	20.7%	17.8%
Income (loss) from operations	$9,679	$(34,573)	$18,481	$(23,224)
Operating income (loss) margin	8.4%	(28.9)%	8.1%	(9.7)%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income from Operations
Segment income (loss) from operations
U.S.	$75,068	$89,010	$176,014	$206,849
International	9,679	(34,573)	18,481	(23,224)
Total segment income from operations	84,747	54,437	194,495	183,625
Unallocated corporate operating expense	(42,593)	(41,104)	(83,211)	(83,608)
Total income from operations	$42,154	$13,333	$111,284	$100,017

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	JUNE 25, 2017	DECEMBER 25, 2016
Cash and cash equivalents (1)	$103,474	$127,176
Net working capital (deficit) (2)	$(471,077)	$(432,889)
Total assets	$2,480,921	$2,642,279
Total debt, net	$1,126,538	$1,089,485
Total stockholders’ equity	$101,228	$195,353
Common stock outstanding (3)	95,008	103,922
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities, and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)	During the twenty-six weeks ended June 25, 2017, we repurchased 9.9 million shares of our outstanding common stock.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 25, 2017		JUNE 26, 2016
Consolidated:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED (1)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.7%	31.7%	32.3%	32.3%	0.6%
Labor and other related	29.2%	29.2%	28.8%	28.8%	(0.4)%
Other restaurant operating	23.9%	23.9%	23.4%	23.3%	(0.6)%

Restaurant-level operating margin	15.2%	15.2%	15.5%	15.5%	(0.3)%

Segments:
Restaurant-level operating margin - U.S.	14.1%	14.1%	15.5%	15.5%	(1.4)%
Restaurant-level operating margin - International	21.1%	21.1%	16.2%	16.2%	4.9%

	TWENTY-SIX WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 25, 2017		JUNE 26, 2016
Consolidated:	U.S. GAAP	ADJUSTED (2)	U.S. GAAP	ADJUSTED (1)(3)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.9%	31.9%	32.4%	32.4%	0.5%
Labor and other related	28.9%	28.9%	28.3%	28.3%	(0.6)%
Other restaurant operating	22.8%	23.1%	22.6%	22.7%	(0.4)%

Restaurant-level operating margin	16.4%	16.1%	16.7%	16.6%	(0.5)%

Segments:
Restaurant-level operating margin - U.S.	15.8%	15.5%	16.5%	16.4%	(0.9)%
Restaurant-level operating margin - International	20.7%	20.7%	17.8%	17.8%	2.9%
_________________

(1)	Includes adjustments for loss of $0.3 million on the sale of certain properties, recorded in Other restaurant operating in the U.S segment.

(2)
Includes adjustments for the write-off of $5.3 million of deferred rent liabilities associated with the 2017 Closure Initiative and our relocation program, recorded in Other restaurant operating in the U.S segment.

(3)	Includes adjustments for the write-off of $1.9 million of deferred rent liabilities primarily associated with the Bonefish Restructuring, recorded in Other restaurant operating in the U.S segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME (LOSS) AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 25, 2017	JUNE 26, 2016	JUNE 25, 2017	JUNE 26, 2016
Income from operations	$42,154	$13,333	$111,284	$100,017
Operating income margin	4.1%	1.2%	5.1%	4.5%
Adjustments:
Restaurant relocations and related costs (1)	2,251	550	4,358	906
Transaction-related expenses (2)	1,240	(106)	1,447	466
Restaurant impairments and closing costs (3)	702	335	16,199	2,120
Asset impairments and related costs (4)	—	39,677	—	40,023
Severance (5)	—	737	—	1,872
Total income from operations adjustments	4,193	41,193	22,004	45,387
Adjusted income from operations	$46,347	$54,526	$133,288	$145,404
Adjusted operating income margin	4.5%	5.1%	6.1%	6.5%

Net income (loss) attributable to Bloomin’ Brands	$35,630	$(9,177)	$79,540	$25,298
Adjustments:
Income from operations adjustments	4,193	41,193	22,004	45,387
Gain on disposal of business (6)	(7,284)	—	(7,284)	—
Loss on defeasance, extinguishment and modification of debt (7)	260	—	260	26,580
Total adjustments, before income taxes	(2,831)	41,193	14,980	71,967
Adjustment to provision for income taxes (8)	(4,525)	2,032	(8,944)	(7,044)
Net adjustments	(7,356)	43,225	6,036	64,923
Adjusted net income	$28,274	$34,048	$85,576	$90,221

Diluted earnings (loss) per share	$0.35	$(0.08)	$0.76	$0.21
Adjusted diluted earnings per share	$0.28	$0.29	$0.82	$0.76

Basic weighted average common shares outstanding	98,852	113,330	100,963	115,630
Diluted weighted average common shares outstanding (9)	102,421	116,343	104,417	118,560
_________________

(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(2)
Relates primarily to the following: (i) professional fees related to certain income tax items in which the associated tax benefit is adjusted in Adjustments to provision for income taxes, as described in footnote 8 to this table and (ii) costs incurred in connection with our sale-leaseback initiative.

(3)	Represents expenses incurred for approved closure and restructuring initiatives.

(4)	Represents asset impairment charges and related costs associated with the decision to sell Outback Steakhouse South Korea in 2016.

(5)	Relates to severance expense incurred primarily as a result of the relocation of our Fleming’s operations center to the corporate home office in 2016.

(6)	Primarily relates to the sale of 54 U.S. Company-owned restaurants to existing franchisees.

(7)	Relates to modification of our Credit Agreement in 2017 and the defeasance of the 2012 CMBS loan in 2016.

(8)
Represents income tax effect of the adjustments for the thirteen and twenty-six weeks ended June 25, 2017 and June 26, 2016. Adjustments include the impact of excluding $4.6 million of discrete income tax items for the thirteen and twenty-six weeks ended June 25, 2017.

(9)
Due to the GAAP net loss in the thirteen weeks ended June 26, 2016, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for that period. For adjusted diluted earnings per share, the calculation includes dilutive shares of 3,013 for the thirteen weeks ended June 26, 2016.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 25, 2017	JUNE 26, 2016	JUNE 25, 2017	JUNE 26, 2016
Other restaurant operating	$(148)	$151	$(5,287)	$(1,862)
Depreciation and amortization	1,739	811	3,332	1,255
General and administrative	2,005	259	4,394	2,911
Provision for impaired assets and restaurant closings	597	39,972	19,565	43,083
Loss on defeasance, extinguishment and modification of debt	260	—	260	26,580
Other income (expense), net	(7,284)	—	(7,284)	—
Provision for income taxes	(4,525)	2,032	(8,944)	(7,044)
Net adjustments	$(7,356)	$43,225	$6,036	$64,923

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 25, 2017	JUNE 26, 2016	JUNE 25, 2017	JUNE 26, 2016
Income from operations	$75,068	$89,010	$176,014	$206,849
Operating income margin	8.2%	9.3%	9.0%	10.3%
Adjustments:
Restaurant relocations and related costs (1)	2,251	550	4,358	906
Restaurant impairments and closing costs (2)	702	—	16,199	2,224
Transaction-related expenses (3)	140	(189)	347	145
Severance (4)	—	737	—	1,276
Adjusted income from operations	$78,161	$90,108	$196,918	$211,400
Adjusted operating income margin	8.5%	9.4%	10.1%	10.6%

International Segment
(dollars in thousands)
Income (loss) from operations	$9,679	$(34,573)	$18,481	$(23,224)
Operating income margin	8.4%	(28.9)%	8.1%	(9.7)%
Adjustments:
Asset impairments and related costs (5)	—	39,677	—	40,023
Restaurant impairments and closing costs (2)	—	335	—	(103)
Adjusted income from operations	$9,679	$5,439	$18,481	$16,696
Adjusted operating income margin	8.4%	4.5%	8.1%	7.0%
_________________

(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(2)	Represents expenses incurred for approved closure and restructuring initiatives.

(3)	Represents costs incurred in connection with our sale-leaseback initiative.

(4)	Relates to severance expense incurred primarily as a result of the relocation of our Fleming’s operations center to the corporate home office in 2016.

(5)	Represents asset impairment charges and related costs associated with the decision to sell Outback Steakhouse South Korea in 2016.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	MARCH 26, 2017	OPENINGS	CLOSURES	OTHER	JUNE 25, 2017
U.S.
Outback Steakhouse
Company-owned (1)	637	—	—	(53)	584
Franchised (1)	105	—	—	53	158
Total	742	—	—	—	742
Carrabba’s Italian Grill
Company-owned (1)	228	—	—	(1)	227
Franchised (1)	2	—	—	1	3
Total	230	—	—	—	230
Bonefish Grill
Company-owned	196	—	—	—	196
Franchised	7	—	—	—	7
Total	203	—	—	—	203
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	67	—	—	—	67
International
Company-owned
Outback Steakhouse—Brazil (2)	83	2	—	—	85
Other	31	3	(1)	—	33
Franchised
Outback Steakhouse - South Korea	75	—	(1)	—	74
Other	55	—	(1)	—	54
Total	244	5	(3)	—	246
System-wide total	1,486	5	(3)	—	1,488
____________________

(1)	In April 2017, we sold 54 restaurants which are now operated as franchises under agreements with the buyers.

(2)	The restaurant counts for Brazil are reported as of February 28, 2017 and May 31, 2017 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 25, 2017	JUNE 26, 2016	JUNE 25, 2017	JUNE 26, 2016
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	0.3%	(2.5)%	0.9%	(1.9)%
Carrabba’s Italian Grill	0.4%	(4.8)%	(1.8)%	(3.3)%
Bonefish Grill	(2.6)%	0.9%	(1.6)%	(1.0)%
Fleming’s Prime Steakhouse & Wine Bar	(1.3)%	(0.8)%	(2.1)%	0.3%
Combined U.S.	(0.3)%	(2.3)%	(0.3)%	(1.9)%
International
Outback Steakhouse - Brazil (2)	12.6%	3.9%	8.2%	6.4%

Traffic:
U.S.
Outback Steakhouse	(0.8)%	(5.9)%	(1.5)%	(4.4)%
Carrabba’s Italian Grill	(2.0)%	(4.8)%	(4.7)%	(1.6)%
Bonefish Grill	(3.1)%	(2.8)%	(2.6)%	(4.0)%
Fleming’s Prime Steakhouse & Wine Bar	(5.5)%	(3.7)%	(6.5)%	(1.2)%
Combined U.S.	(1.5)%	(5.2)%	(2.5)%	(3.7)%
International
Outback Steakhouse - Brazil	3.2%	(1.5)%	0.7%	(0.4)%

Average check per person increases (decreases) (3):
U.S.
Outback Steakhouse	1.1%	3.4%	2.4%	2.5%
Carrabba’s Italian Grill	2.4%	—%	2.9%	(1.7)%
Bonefish Grill	0.5%	3.7%	1.0%	3.0%
Fleming’s Prime Steakhouse & Wine Bar	4.2%	2.9%	4.4%	1.5%
Combined U.S.	1.2%	2.9%	2.2%	1.8%
International
Outback Steakhouse - Brazil	8.2%	6.3%	7.3%	6.7%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)
Includes trading day impact from calendar period reporting of 1.2% and (0.9)% for the thirteen weeks ended June 25, 2017 and June 26, 2016, respectively and 0.2% and 0.1% for the twenty-six weeks ended June 25, 2017 and June 26, 2016, respectively.

(3)	Average check per person increases (decreases) include the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.